UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             -----------------------


                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 19, 2004

                    The Interpublic Group of Companies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                      1-6686                  13-1024020
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 (State or Other Jurisdiction       (Commission File            (IRS Employer
       of Incorporation)                 Number)             Identification No.)

     1271 Avenue of the Americas, New York, New York                   10020
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         (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code: 212-399-8000


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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events and Regulation FD Disclosure.

On April 19, 2004, The Interpublic Group of Companies, Inc. ("Interpublic") issued a press release, attached hereto as Exhibit 99.1, which is hereby incorporated by reference, announcing that on April 19, 2004, Interpublic and its subsidiary, Silverstone Motorsports Limited ("Silverstone Motorsports"), reached an agreement with Formula One Administration Limited (the "FOA") to terminate and release their respective promoter and guarantee obligations relating to the British Grand Prix held at the Silverstone race track in the United Kingdom. Under this agreement, Interpublic and Silverstone Motorsports will be released from their obligations immediately following the British Grand Prix in July 2004. In exchange for the early termination of the obligations and liabilities of Interpublic and Silverstone Motorsports, Interpublic will pay a total of $93 million to the FOA in two equal installments. The first installment of $46.5 million was paid by Interpublic on April 19, 2004, and the second installment of $46.5 million will be payable on May 24, 2004.

Following this transaction, Silverstone Motorsports and Interpublic will continue to be responsible for operating the Silverstone race track and will remain subject to certain obligations under the original Silverstone lease and associated agreements with the British Racing Drivers Club ("BRDC") and its subsidiary, Silverstone Estates Limited. Interpublic expects that its remaining contractual commitments in connection with the Silverstone race track will be approximately $62 million in total, to be paid out through the end of 2007. This estimated amount is based on termination of the Silverstone lease at the end of 2007, and includes payment of remaining amounts under the promoters agreement for the 2004 British Grand Prix. As a consequence of this transaction, Interpublic will recognize an accounting charge of $93 million in its statement of operations in the second quarter of 2004. In addition, based on the historical financial results of the Silverstone motorsports operations, Interpublic expects that this business will continue to have additional operating losses through the end of 2007.

Interpublic intends to review its future position at the Silverstone race track with the BRDC promptly following this transaction, although there can be no assurance that such negotiations will result in an acceptable transaction. Interpublic's ultimate objective remains a full exit from all motorsports related activities.

Cautionary Statement

This press release contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding ongoing liabilities following the early termination of the Silverstone event and promoters agreements, recent business and economic trends, the impact of litigation, the SEC investigation, dispositions, impairment charges, and the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

o potential legal challenges to the validity of the agreement terminating the event and promoters contracts at the Silverstone race track;

o potential claims relating to termination of the Silverstone lease contracts;

o risks associated with the effects of global, national and regional economic and political conditions;

o    Interpublic's ability to attract new clients and retain existing clients;

o    the financial success of Interpublic's clients;

o    Interpublic's ability to retain and attract key employees;

o developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;

o potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;

o    potential adverse developments in connection with the SEC investigation;

o    risks associated with Interpublic's remaining motorsports commitments;

o    potential downgrades in the credit ratings of Interpublic's securities; and

o the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic's Form 10-K and other SEC filings.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

         Exhibit 99.1: Press Release of Interpublic, dated April 19, 2004.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE INTERPUBLIC GROUP OF COMPANIES, INC.


Date: April 19, 2004                  By:  /s/ Nicholas J. Camera
                                           -------------------------------
                                           Nicholas J. Camera
                                           Senior Vice President, General
                                           Counsel and Secretary


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                                  EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press Release of Interpublic, dated April 19, 2004.